THE MANITOWOC COMPANY, INC.

                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



SECTION 1.  Purpose

          The purpose of The Manitowoc Company, Inc. 1999 Non-employee Director

Stock Option Plan is to promote the long-term growth and financial success of

The Manitowoc Company, Inc.  The Plan is intended to secure for the Company and its shareholders the benefits of the long-term incentives inherent in increased common stock ownership by members of the Board of Directors of the Company who are not employees of the Company or its Affiliates.  It is intended that the

Plan will induce and encourage highly experienced and qualified individuals to serve on the Board and assist the Company in promoting a greater identity of interest between the Company's non-employee directors and the shareholders of the Company.

SECTION 2.  Definitions

          The following terms shall have the respective meanings set forth below, unless the context otherwise requires:

            a.    "Affiliate" shall mean any corporation, partnership, joint venture, or other entity in which the Company holds an equity, profit, or voting interest of more than fifty percent (50%).

            b.    "Annual Meeting of the Shareholders" shall mean the annual meeting of shareholders of the Company held each calendar year.

            c.    "Board" shall mean the Board of Directors of the Company.

            d.    "Code" shall mean the Internal Revenue Code of 1986, as

amended.

            e.    "Company" shall mean The Manitowoc Company, Inc., a Wisconsin corporation, together with any successor thereto.

            f.   "Exchange Act" shall mean the Securities Exchange Act of 1934,

as amended from time to time.

            g.    "Fair Market Value per Share" shall mean for any day the last sale price at which a Share traded as reported on the composite tape by the New

York Stock Exchange on the business day immediately preceding such day, or, if there were no trades of Shares on the composite tape on such business day, on the most recent preceding business day on which there were trades.  Or, if

Shares are not listed or admitted to trading on the New York Stock Exchange when the determination of fair market value is to be made, Fair Market Value per

Share shall be the mean between the highest and lowest reported sales prices of

Shares on that date on the principal exchange on which the Shares are then listed.  If the Shares are not listed on any national exchange Fair Market Value per Share shall be the amount determined in good faith by the Board to be the fair market value of a Share at the relevant time.

            h.    "Non-employee Director" shall mean a member of the Board who is not an employee of the Company or any Affiliate.

            i.    "Option" shall mean a stock option granted hereunder to a Non-

employee Director.  An Option shall either be a "First Option," granted when a

Non-employee Director is initially elected to the Board, or an "Annual Option,"

granted annually, thereafter, to each continuing Non-employee Director.

            j.    "Option Agreement" shall mean any written agreement, contract,

or other instrument or document evidencing any Option granted under the Plan.

            k.    "Plan" shall mean The Manitowoc Company, Inc. 1999 Non-

employee Director Stock Option Plan.

            l.    "Shares" shall mean shares of common stock of the Company,

$.01 par value, and such other securities or property as may become subject to

Options pursuant to an adjustment made under Section 4(b) of the Plan.

SECTION 3.  Plan Operation

            a.    The Plan is intended to meet the "formula" plan requirements of Rule 16b-3 (or any successor provision thereto), as interpreted, adopted under the Exchange Act and accordingly is intended to be self-governing.

            b.    The Board shall have no discretion to select the Non-employee

Directors to receive Option grants under the Plan, to determine the number of

Shares subject to the Plan or to each grant, nor the exercise price of the

Options granted pursuant to the Plan.

            c.    The Plan shall be administered by the Board.  The Board may,

by resolution, delegate part or all of its administrative powers with respect to the Plan.

            d.    The Board shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority, within the limits prescribed herein, to establish the form of the agreement embodying grants of

Options made under the Plan.

            e.    The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the

Plan as it may deem desirable, such administrative decisions of the Board to be final and conclusive.

            f.    Except to the extent prohibited by applicable law, the Board may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

The Board hereby authorizes the Secretary to execute and deliver all documents to be delivered by the Board pursuant to the Plan.

SECTION 4.  Shares Available for Options

            a.    Subject to adjustment as provided in Section 4(b):

                  i.    The number of Shares with respect to which Options may

     be granted under the Plan shall be *187,500.  If, after the effective date of the Plan, an Option terminates, expires or is canceled prior to the delivery of all of the Shares issuable thereunder, then the number of

     Shares counted against the number of Shares available under the Plan in connection with the grant of such Option, to the extent of any such termination, expiration or cancellation, shall again be available for granting of additional Options under the Plan.  If the Exercise Price of any Option granted under the Plan is satisfied by tendering Shares (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the

     Plan.

                  ii.   The number of Shares covered by an Option under the Plan

     shall be counted on the date of grant of such Option against the number of

     Shares available for granting Options under the Plan.

                  iii.  Any Shares delivered pursuant to the exercise of an

     Option may consist, in whole or in part, of authorized and unissued Shares or of treasury shares.

            b.    In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split,

reorganization, merger, consolidation, split-up, spin-off, combination,

repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company,

or other similar corporate transaction or event (collectively referred to as

"Events") affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan; (ii) the number and type of Shares subject to outstanding Options; and (iii) the exercise price with respect to any

Option (collectively referred to as "Adjustments"); provided, however, that

Options subject to grant or previously granted to Non-employee Directors under the Plan at the time of any such Event shall be subject to only such Adjustments as shall be necessary to maintain the proportionate interest of the Non-employee

Directors and preserve, without exceeding, the value of such Options; and

provided further that the number of Shares subject to any Option shall always be a whole number.

     *Reflects the Company's 3 for 2 stock split of 4/1/99 (125,000 shares adjusted to 187,500 shares).

SECTION 5.  Nonqualified Stock Option Awards to Non-employee Directors

            a.    Non-employee Directors shall automatically be granted Options under the Plan in the manner set forth in this Section 5 for no cash consideration.  A Non-employee Director may hold more than one Option under the

Plan in his or her capacity as a Non-employee Director of the Company, but only on the terms and subject to the conditions set forth herein.  All options granted to Non-employee Directors pursuant to the Plan shall be nonqualified stock options which do not qualify for special tax treatment under Code Sections

421 or 422.

            b.    By and simultaneously with the adoption of the Plan by the

Board, subject to approval of the Plan by the shareholders of the Company, each

Non-employee Director at such time shall be granted an Option to purchase two thousand (2,000) Shares under the Plan (the "First Option").  Thereafter, on the date on which a Non-employee Director, other than a Non-employee Director who was serving as a director of the Company on the date of shareholder approval, is first elected or appointed as a director of the Company during the existence of the Plan, such Non-employee Director shall automatically be granted an Option to purchase two thousand (2,000) Shares under the Plan.

            c.    Following the date of grant of the First Option, on the date of the first Board meeting occurring in each calendar year, each continuing Non-

employee Director of the Board shall be granted an additional Option to purchase one thousand (1,000) Shares under the Plan (the "Annual Option").  Annual

Options are not made concurrently with First Options and a Non-employee Director must be continuing in office in order to be eligible to receive an Annual

Option.

            d.    The automatic grants to Non-employee Directors shall not be subject to the discretion of any person.

            e.    Each Option granted under the Plan shall be evidenced by a written Agreement.  Each Agreement shall be subject to, and incorporate, by reference or otherwise, the applicable terms of this Plan.

            f.    No Option shall be granted under the Plan after the tenth

anniversary of the effective date of the Plan.  However, the term of any Option theretofore granted may extend beyond such date.

            g.    Notwithstanding the provisions of Section 5(b), Options shall automatically be granted to Non-employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

            h.    No Option, and no right under such Option, shall be

assignable, alienable, saleable or transferable by a Non-employee Director otherwise than by will or by the laws of descent and distribution other than with the prior approval of the Board.  Each Option shall be exercisable, during the lifetime of the Non-employee Director, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative.  No Options may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

SECTION 6.  Exercise Price.

            a.    The price per Share of the Company's common stock which may be purchased upon exercise of an Option ("Exercise Price") shall be one hundred percent (100%) of the Fair Market Value per Share on the date the Option is granted and shall be payable in full at the time the Option is exercised as follows (except that, in the case of an exercise under paragraph (iii), payment may be made as soon as practicable after the exercise):

                  i.    in cash or by certified check,

                  ii.   by delivery to the Company of Shares which shall have

     been owned for at least six (6) months and have a Fair Market Value per

     Share on the date of surrender equal to the Exercise Price, or

                  iii.  by delivery to the Company of a properly executed

     exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price.

            b.    Such Exercise Price shall be subject to adjustment as provided in Section 4(b) hereof.

SECTION 7.  Duration and Vesting of Options.

            a.    The term of each Option granted to a Non-employee Director shall be for ten (10) years from the date of grant, unless terminated earlier pursuant to the provisions of Section 8 hereof.

            b.    Except as otherwise provided in Section 8 hereof, each Option shall vest and become exercisable according to the following schedule:

                  i.     twenty-five percent (25%) of the total number of Shares

     covered by the Option shall become exercisable beginning with the first anniversary date of the grant of the Option;

                  ii.   thereafter twenty-five percent (25%) of the total number

     of Shares covered by the Option shall become exercisable on each subsequent anniversary date of the grant of the Option until the fourth anniversary date of the grant of the Option upon which the total number of Shares covered by Option shall become exercisable.




SECTION 8.     Effect of Termination of Membership on the Board.

            a.    The right to exercise an Option granted to a Non-employee

Director shall be limited as follows, provided the actual date of exercise is in no event after the expiration of the term of the Option:

                  i.    If a Non-employee Director ceases being a director of

     the Company for any reason other than the reasons identified in subparagraph (b) of this Section 8, the Non-employee Director shall have the right to exercise the Options as follows, subject to the condition that no Option shall be exercisable after the expiration of the term of the

     Option:

                  (A)   If the Non-employee Director was a member of the Board

          of Directors of the Company for five (5) or more years, all outstanding Options become immediately exercisable upon the date the

          Non-employee Director ceases being a director for any reason.  The

          Non-employee Director may exercise the Options for a period of thirty-

          six (36) months from the date the Non-employee Director ceases to be a director, provided that if the Non-employee Director dies while serving as a director or before such thirty-six (36) month period has expired, the Options may be exercised by the Non-employee Director's legal representative or any person who acquires the right to exercise an Option by reason of the Non-employee Director's death for a period of twelve (12) months from the date of the Non-employee Director's death.

                  (B)   If the Non-employee Director was a member of the Board

          of Directors of the Company for fewer than five (5) years, the Non-

          employee Director may exercise the Options, to the extent they were exercisable at the date the Non-employee Director ceases to be a member of the Board for any reason, for a period of thirty (30) days following the date the Non-employee Director ceased being a director,

          provided that if the Non-employee Director dies while serving as a director or before such thirty (30) day period has expired, the

          Options may be exercised by the Non-employee Director's legal representative, or any person who acquires the right to exercise an

          Option by reason of the Non-employee Director's death, for a period of twelve (12) months from the date of the Non-employee Director's death.

                  (C)   In the event any Option is exercised by the executors,

          administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

            b.    If a Non-employee Director ceases being a director of the

Company due to an act of

            i.    fraud or intentional misrepresentation or

            ii.   embezzlement, misappropriation or conversion of assets or

     opportunities of the Company or any Affiliate of the Company or

            iii.  any other gross or willful misconduct as determined by the

     Board, in its sole and conclusive discretion,

all Options granted to such Non-employee Director shall immediately be forfeited as of the date of the misconduct.



SECTION 9.  Amendment and Termination of the Plan

            a.    The Board may at any time amend, alter, suspend, discontinue or terminate the Plan.

            b.    Termination of the Plan shall not affect the rights of Non-

employee Directors with respect to Options previously granted to them, and all unexpired Options shall continue in force and effect after termination of the

Plan, except as they may lapse or be terminated by their own terms and conditions.  Any amendment to the Plan shall become effective when adopted by the Board, unless specified otherwise.

            c.    Rights and obligations under any Option granted before any amendment of this Plan shall not be materially and adversely affected by amendment of the Plan, except with the consent of the person who holds the

Option, which consent may be obtained in any manner that the Board deems appropriate.

SECTION 10. General Provisions

            a.    Nothing contained in the Plan shall prevent the Company or any

Affiliate from adopting or continuing in effect other or additional compensation arrangements for Non-employee Directors, and such arrangements may be either generally applicable or applicable only in specific cases.

            b.    The grant of an Option to a Non-employee Director pursuant to the Plan shall confer no right on such Non-employee Director to continue as a director of the Company.  Except for rights accorded under the Plan, Non-

employee Directors shall have no rights as holders of Shares as a result of the granting of Options hereunder.

            c.    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

            d.    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent no prohibited by applicable law or the applicable rules of any stock exchange.

            e.    The validity, construction and effect of the Plan and any

rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.

            f.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

            g.    The Plan shall be effective as of the date of adoption of the

Plan by the Board, February 16, 1999, subject to approval of the Plan by the shareholders of the Company.